Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271850

PROSPECTUS

Excelerate Energy, Inc.

7,854,167 Shares of Class A Common Stock

The securities to be offered and sold using this prospectus consist of 7,854,167 shares of Class A common stock, par value $0.001 per share (“Class A common stock”), held by the George Kaiser Family Foundation (the “Foundation”). These shares of Class A common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholder may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. The selling stockholder may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholder may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Class A common stock offered by this prospectus.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “EE.” The last reported sale price of our Class A common stock on May 23, 2023, as reported by the NYSE, was $19.89 per share.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please read “Risk Factors” beginning on page 3 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2023.

We and the selling stockholder have not authorized any person to provide you with any information or represent anything other than what is contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the Class A common stock described in this prospectus in one or more offerings or resales. This prospectus generally describes Excelerate Energy, Inc. and the Class A common stock that the selling stockholder may offer. Each time securities are offered by means of this prospectus, the selling stockholder may provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in any prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Excelerate Energy, Inc. and its subsidiaries and predecessors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date of this prospectus until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 17, 2023);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•	our Current Reports on Form 8-K (excluding Items 2.02 and 7.01 and related exhibits), filed with the SEC on March 20, 2023 and March 23, 2023; and

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the description of our Class  A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 8, 2022, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023, and any other amendments and reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.excelerateenergy.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Excelerate Energy, Inc.

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77391

(832) 813-7100

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and found elsewhere in this prospectus, including, but not limited to, the following:

•	our ability to enter into contracts with customers and our customers’ failure to perform their contractual obligations;

•	customer termination rights in our contracts;

•	the risks inherent in operating our floating storage and regasification units (“FSRUs”) and other liquefied natural gas (“LNG”) infrastructure assets;

•	the technical complexity of our FSRUs and LNG import terminals and related operational problems;

•	cancellations, time delays, unforeseen expenses, cost inflation, materials or labor shortages and other complications while developing our projects;

•	our inability to develop a project successfully and our customers’ failure to fulfill their payment obligations to us following our capital investment in a project;

•	the failure of regasification terminals and other facilities to operate as expected or be completed;

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our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our fleet, regasification terminals and associated assets, pipelines and downstream infrastructure;

•	our reliance on our engineering, procurement and construction contractors and other contractors for the successful completion of our energy-related infrastructure;

•	shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our vessels;

•	uncertainty related to construction costs, development timelines, third-party subcontractors and equipment manufacturers required to perform our development services;

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our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services;

•	our ability to maintain relationships with our customers and existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain;

•	our ability to connect with third-party pipelines, power plants and other facilities that provide gas receipt and delivery downstream of our integrated terminals;

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•	our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery obligations under gas sales agreements or at attractive prices;

•	changes in the demand for and price of LNG and natural gas and LNG regasification capacity;

•	the competitive market for LNG regasification services;

•	fluctuations in hire rates for FSRUs;

•	infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism;

•	outbreaks of epidemic and pandemic diseases and governmental responses thereto;

•	our ability to access financing sources on favorable terms;

•	our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing or refinancing credit facilities upon maturity;

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the effects of international conflicts, including sanctions, retaliatory measures and changes in the availability and market prices of LNG, natural gas and oil resulting from the Russia-Ukraine war, on our business, customers, industry and outlook;

•	volatility of the global financial markets and uncertain economic conditions, such as energy costs, geopolitical issues, supply chain disruptions, and the availability and cost of credit;

•	the impact of increased inflation and related governmental monetary policy actions on the Company, its customers, markets and general economic activity;

•	our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels;

•	compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations;

•	our dependence upon distributions from our subsidiaries to pay dividends, if any, taxes and other expenses and make payments under the Tax Receivable Agreement (the “TRA”);

•	the requirement that we pay over to the TRA Beneficiaries (as defined in the TRA) most of the tax benefits we receive;

•	payments under the TRA being accelerated and/or significantly exceeding the tax benefits, if any, that we actually realize;

•	the possibility that Excelerate Energy Limited Partnership (“EELP”) will be required to make distributions to us and the other partners of EELP;

•	the material weaknesses identified in our internal control over financial reporting;

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George B. Kaiser (together with his affiliates other than the Company, “Kaiser”) having the ability to direct the voting of a majority of the voting power of our Common Stock, and his interests possibly conflicting with those of our other stockholders;

•	our ability to pay dividends on our Class A common stock;

•	other risks and uncertainties inherent in our business; and

•	other risks, uncertainties and factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. For example, the current global economic uncertainty and geopolitical climate, including the Russia-Ukraine war, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements in this prospectus or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date of such documents or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

ABOUT EXCELERATE ENERGY, INC.

We are changing the way the world accesses cleaner and more reliable energy by delivering regasified natural gas, benefiting hundreds of millions of people around the world. From our founding, we have focused on providing flexible LNG solutions to markets in diverse environments across the globe, providing a lesser emitting form of energy to markets that often rely on coal as their primary energy source. At Excelerate, we believe that access to energy sources such as LNG is critical to assisting markets in their decarbonization efforts, while at the same time promoting economic growth and improving quality of life.

We have grown our business significantly since our first FSRU charter in 2003, and today, we are a profitable energy company with a geographically diversified business model. Our business spans the globe, with regional offices in 11 countries and operations in Argentina, Bangladesh, Brazil, Finland, Pakistan, United Arab Emirates and the United States. We are the largest provider of regasified LNG in Argentina and Bangladesh and one of the largest providers of regasified LNG in Brazil and Pakistan, and we operate the largest FSRU in Brazil. We also lease an LNG terminal in Bahia, Brazil from Petróleo Brasileiro S.A. and, in December 2021, started importing LNG and selling natural gas to the Brazilian market. In December 2022, we began importing and selling natural gas and LNG into Europe via the Inkoo Terminal in Finland. We also have plans to sell natural gas to other downstream customers in Brazil, Europe and Bangladesh. In each of these regions, we offer a cleaner energy source from which power can be generated consistently. The high value our customers place on our services has resulted in a reliable source of revenues to us, while our global reach helps balance seasonal demand fluctuation among the geographies in which we operate.

Our business focuses on the integration of the natural gas-to-power LNG value chain, and as part of this value chain, we operate regasification terminals in global economies that utilize our FSRU fleet. Our business is substantially supported by time charter contracts, which are effectively long-term, take-or-pay arrangements and provide consistent revenue and cash flow from our high-quality customer base. As of March 31, 2023, we operate a fleet of ten purpose-built FSRUs, have completed more than 2,500 ship-to-ship transfers of LNG with over 40 LNG operators since we began operations and have safely delivered more than 6,000 billion cubic feet of natural gas through 16 LNG regasification terminals.

We also procure LNG from major producers and sell natural gas through our flexible LNG terminals. The commercial momentum that we have established in recent years and the increasing need for access to LNG around the world have resulted in a significant portfolio of new growth opportunities for us to pursue. In addition to our FSRU and terminal services businesses and natural gas sales, we plan to expand our business to provide customers with an array of products. We are evaluating and pursuing early-stage projects with opportunities in Europe, Asia Pacific, Latin America and the Middle East.

Our integrated LNG solutions are designed to avoid the roadblocks that routinely hinder the development of terminal, gas and power projects in markets worldwide. We offer enhanced energy security and independence to the countries in which we operate, while playing a vital role in advancing their efforts to lower carbon emissions and comply with the Paris Agreement on climate change. From our global experience, we see firsthand the impact of providing local communities with a reliable source of energy and the subsequent development of natural gas and power infrastructure to take advantage of the natural gas we deliver to them. With improved access to cleaner and more reliable energy, countries are able to power industries, light homes and bolster economies. Additionally, some of the markets in which we operate lack developed energy infrastructure and therefore rely heavily on our services.

We seek to optimize our LNG portfolio and fleet flexibility to deliver the best solutions that scale with our customers’ needs. We believe that LNG will play a critical part in the global transition to a lower-carbon future. Even the most aggressive scenarios that call for a larger role for renewables and new technology in decarbonization efforts fail to achieve the Paris Agreement’s goals without substantial growth in natural gas volumes, including in the form of LNG, through 2040. While more aggressive mandates to shift electricity generation away from fossil fuels to renewable energy sources are possible, as a pioneer in flexible LNG solutions, we are well positioned to support society’s transition to a lower-carbon energy future.

Our principal executive offices are located at 2445 Technology Forest Blvd., Level 6, The Woodlands, Texas, and our telephone number is (832) 813-7100. Our website address is www.excelerateenergy.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

As of May 5, 2023, the authorized capital stock of the Company consists of 300 million shares of Class A common stock, par value $0.001 per share, of which 26,254,167 shares are issued and outstanding, 150 million shares of Class B common stock, par value $0.001 per share (“Class B common stock”), of which 82,021,389 shares are issued and outstanding and 25 million shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding.

The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have two classes of common stock: Class A and Class B, each of which has one vote per share. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation and/or as otherwise required by applicable law. Pursuant to our amended and restated certificate of incorporation, we may not amend, alter, repeal or waive certain of the provisions of our amended and restated certificate of incorporation that relate to the terms of our capital stock without the approval of the holders of a majority of the then outstanding shares of our Class B common stock, voting as a class. Holders of the Class A common stock and Class B common stock, as the case may be, would also have a separate class vote if we subdivide, combine or reclassify shares of the other class without concurrently subdividing, combining or reclassifying shares of such class in a proportional manner. Pursuant to the Delaware General Corporation Law (the “DGCL”), the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Excelerate Energy Holdings, LLC (“EE Holdings”) holds all of the shares of our outstanding Class B common stock.

Class A Common Stock

Voting. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

Dividends. Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law. We are obligated to issue Class A common stock (subject to the transfer and exchange restrictions set forth in the Amended and Restated Limited Partnership Agreement of EELP, dated April 14, 2022 (as the same may be amended, modified, supplemented and/or restated from time to time, the “EELP Limited Partnership Agreement”)) to holders of Class B interests (“Class B interests”) of EELP who exchange those interests for shares of our Class A common stock on a one-for-one basis (unless we elect to satisfy such exchange for cash). When a Class B interest is exchanged for a share of our Class A common stock, the corresponding share of our Class B common stock will automatically be retired and restored to the status of an authorized but unissued share of Class B common stock.

Class B Common Stock

Voting. Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise provided in our amended and restated certificate of incorporation and/or required by law.

Dividends. Holders of our Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, the holders of our Class B common stock will not be entitled to receive any distributions.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. A corresponding share of Class B common stock is subject to automatic retirement upon an exchange of a Class B interest of EELP for a share of Class A common stock on and subject to the terms and conditions contemplated by the EELP Limited Partnership Agreement.

Issuance of Additional Class B Common Stock. We may in the future issue shares of Class B common stock to one or more new or existing partners of EELP to whom Class B interests are also issued, for example, in connection with the contribution of assets to us or EELP by such partner. We may also issue shares of Class B common stock to holders of Class B interests as necessary to maintain a one-to-one ratio between the number of Class B interests and the number of shares of Class B common stock outstanding, including in connection with a stock split, stock dividend, reclassification or similar transaction. In connection with an exchange of a Class B interest for Class A common stock, the corresponding share of Class B common stock will automatically be retired and restored to the status of an authorized but unissued share of Class B common stock.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 25 million shares of preferred stock. Our board of directors is able to issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company.

Exclusive Forum Clause

Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any complaints asserting any “internal corporate claims,” which include claims in the right of our company (i) that are based upon a violation of a duty by a current or former director, officer, employee, or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery. Further, unless we select or consent to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Classified Board of Directors; Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that, prior to the Classification Date (as defined in the amended and restated certificate of incorporation), our board of directors is subject to annual elections. Each director will hold office until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. During such time, directors may be removed with or without cause, and vacancies, including as a result of newly created directorships on the board of directors, may be filled at any time by the stockholders or by remaining directors. For purposes of our amended and restated certificate of incorporation, the “Trigger Date” shall be defined as such time when EE Holdings (including its permitted transferees) ceases to beneficially own at least 40% of the combined voting power of our then-outstanding capital stock entitled to vote generally in director elections. If Mr. Kaiser dies prior to the Trigger Date, for purposes of calculating the ownership percentage, shares held by EE Holdings immediately prior to Mr. Kaiser’s death shall be combined with any shares held by the Foundation (and its affiliates) and, subsequently, based on the Foundation’s ownership for five years following Mr. Kaiser’s death.

However, generally, from and after the Trigger Date, the board of directors is divided into three classes of directors, with directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. During such time as our board is classified, our amended and restated certificate of incorporation and amended and restated bylaws provide that any director may be removed for cause only and only by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote on the election of directors, voting together as a single class. In addition, during such time, the classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. From and after the Trigger Date, vacancies, including as a result of newly created directorships on the board of directors, shall be filled at any time only by the remaining directors, or a sole remaining director, subject to the terms of the Stockholder’s Agreement.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Special Meetings of Stockholder

Our amended and restated certificate of incorporation provides that, from and after the Trigger Date, special meetings of the stockholders may be called only by the board of directors, the Chairperson of our board or our Chief Executive Officer. Prior to the Trigger Date, a special meeting may also be called at the request of EE Holdings. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws permit stockholder action by written consent prior to the Trigger Date and preclude stockholder action by written consent from and after the Trigger Date.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the chairperson of the meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the board of directors is expressly authorized to adopt, amend or repeal our bylaws. From and after the Trigger Date, any adoption, alteration, amendment or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of holders of at least 66 2/3% of the voting power of our stock outstanding and entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation provides that from and after the Trigger Date, certain articles of our amended and restated certificate of incorporation, including those relating to (i) the board size, classification, removal and vacancies, (ii) stockholder action by written consent, (iii) special meetings of stockholders, (iv) amendment of certificate and bylaws, (v) business combinations with interested stockholders, (vi) liability of directors, (vii) corporate opportunity waiver and (viii) forum selection, may be amended only by a vote of at least 66 2/3% of the voting power of our stock outstanding and entitled to vote thereon, voting together as a single class.

Authorized but Unissued Shares

As mentioned above, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the applicable stock exchange listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors will have the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Delaware Takeover Statute

In general, Section 203 of the DGCL, an anti-takeover provision, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an interested stockholder, or person or group owning 15% or more of the corporation’s voting stock, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in the manner prescribed by the DGCL and Delaware Court of Chancery.

We elected in our amended and restated certificate of incorporation not to be subject to Section 203. However, our amended and restated certificate of incorporation contains provisions that have generally the same effect as Section 203, except that Kaiser, the Foundation and their respective affiliates and successors (other than our company), as well as their direct and indirect transferees, are not deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly are not be subject to such restrictions. The existence of this provision in our amended and restated certificate of incorporation is expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that Kaiser and the Foundation and their affiliates, including any of their director nominees under the Stockholder’s Agreement (together, the “Identified Persons”), will not have any duty to refrain from corporate opportunities of (1) engaging, directly or indirectly, in certain similar business activities or lines of business as us or (2) otherwise competing with us or with any of our affiliates, other than, in each case, with respect to business, activities or business opportunities that relate to the business of supply of LNG or regasified LNG to New England (referred to as the “Covered Business”). In the event that any Identified Person acquires knowledge of a potential business opportunity which may be a corporate opportunity for us, such Identified Person will have no duty to communicate or offer such corporate opportunity to us, other than with respect to (i) opportunities that come to any of our directors, director nominees or officers solely in their capacity as directors or officers of our company or (ii) any Covered Business. Our amended and restated certificate of incorporation also provides that, to the fullest extent permitted by law, Identified Persons will not be liable to us, for breach of any fiduciary duty or otherwise, by reason of the fact any Identified Person pursues, acquires or offers or directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to us (other than with respect to clauses (i) and (ii) above), and we will waive and renounce any claim that such business opportunity constituted a corporate opportunity that should have been presented to us.

Limitations on Liability and Indemnification of Officers and Directors

As summarized in greater detail above, the limitation of liability in our amended and restated certificate of incorporation and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the settlement costs and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Class A common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our Class A common stock is listed on the NYSE under the symbol “EE.”

EXCHANGE OF EELP CLASS B INTERESTS AND CLASS B COMMON STOCK

In connection with the completion of our initial public offering, the EELP Limited Partnership Agreement was amended and restated whereby all of the outstanding interests of EELP were recapitalized into Class B interests and EELP was authorized to issue Class A interests. The EELP Limited Partnership Agreement entitles partners (and certain permitted transferees thereof) to exchange their Class B interests, along with the cancellation of an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash. As Class B interests of EELP are exchanged for our Class A common stock over time (or, at our election, for cash), our relative interest in EELP will increase.

The EELP Limited Partnership Agreement permits the limited partners holding Class B interests to exercise their exchange rights subject to certain timing and other conditions. The EELP Limited Partnership Agreement provides that an owner will not have the right to exchange Class B interests if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with our company, EELP or any of our or its subsidiaries, respectively, to which the holder of Class B interests is subject. We intend to impose additional restrictions on exchanges that we determine to be necessary or advisable so that EELP is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

The EELP Limited Partnership Agreement also provides for mandatory exchanges under certain circumstances, including upon any transfer of partnership interests to a person other than in a qualified transfer (as defined therein), in the case of violation of the transfer provisions of the EELP Limited Partnership Agreement and if the number of interests outstanding (other than those held by the Company) is less than a minimum percentage. When a Class B interest is surrendered for exchange, it will not be available for reissuance.

The selling stockholder will each generally bear his or her own expenses in connection with a redemption, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such a redemption.

SELLING STOCKHOLDER

The selling stockholder named below may offer to sell from time to time in the future up to an aggregate of 7,854,167 shares of our Class A common stock. The term “selling stockholder” includes the stockholder listed in the table below and its permitted transferees and assignees or other successors.

Except as set forth below, or incorporated by reference into this prospectus or in any applicable prospectus supplement, the selling stockholder has not held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling stockholder, see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 17, 2023, which information is incorporated by reference herein.

In connection with the closing of our initial public offering in April 2022, we entered into a Registration Rights Agreement with EE Holdings and Maya Maritime LLC (“Maya Maritime”), dated April 18, 2022 (as amended, the “Registration Rights Agreement”). Maya Maritime subsequently assigned its rights thereunder to the Foundation on April 26, 2022 in connection with the transfer of Maya Maritime’s shares of Class A common stock to the Foundation. Under the Registration Rights Agreement, we agreed to register under the federal securities laws the offer and resale of certain shares of our Class A common stock to be held by such owners or certain of their affiliates or permitted transferees. The registration rights are subject to certain conditions and limitations. We are generally obligated to pay all of our registration expenses in connection with these registration obligations and provide certain indemnification to the selling stockholder. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description of the Registration Rights Agreement is qualified by reference thereto.

The following table sets forth information as of May 5, 2023 for the selling stockholder regarding its beneficial ownership of shares of our Class A common stock. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholder and that the selling stockholder does not acquire any additional shares of our Class A common stock or our Class B common stock.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

We have prepared the table and the related notes based on information supplied to us by the selling stockholder on or prior to May 5, 2023. We have not sought to verify such information. Additionally, the selling stockholder may have sold or transferred some or all of our common stock listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Information concerning the selling stockholder may change from time to time. The following table sets forth the maximum number of shares of our Class A common stock that may be sold by the selling stockholder identified below under this prospectus. The selling stockholder is not obligated to sell any of the shares of Class A common stock offered by this prospectus. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares of Class A common stock indicated. The selling stockholder is not making any representation that any shares of Class A common stock covered by this prospectus will or will not be offered for sale.

	Shares Beneficially Owned Before the Offering			Shares of Class A Common Stock that May be Sold Hereby (Number)	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Class A Common Stock Owned (Number)	Class B Common Stock Owned (Number)	Total Voting Power(1) (%)		Class A Common Stock Owned(2) (Number)	Class B Common Stock Owned (Number)	Total Voting Power(1) (%)
The George Kaiser Family Foundation(3)	7,854,167	—	7.25%	7,854,167	—	—	*

*	Less than 1%
(1)

Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Based on 26,254,167 shares of Class A common stock and 82,021,389 shares of Class B common stock outstanding as of May 5, 2023. Each share of Class B common stock is entitled to one vote and votes together with our Class A common stock as a single class, except as provided in our amended and restated certificate of incorporation or required by law. Our Class B common stock has no economic rights in the Company. Please read “Description of Capital Stock—Class A Common Stock” and “—Class B Common Stock.”

(2)

Assumes that the selling stockholder disposes of all the shares of Class A common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of Class A common stock.

(3)

This information is based in part on the information included in a Schedule 13G/A filed with the Securities and Exchange Commission on April 29, 2022 jointly by the Foundation, Frederic Dorwart, Phil Frohlich and Phil Lakin, Jr. Messrs. Dorwart, Frohlich and Lakin are trustees of the Foundation and by virtue of such position may be deemed to (a) share voting and dispositive power over and (b) has beneficial ownership of the 7,854,167 shares of Class A common stock directly held by the Foundation. The Foundation also reported having shared voting and dispositive power over such 7,854,167 shares. The address of the Foundation is 7030 South Yale Ave., Tulsa, Oklahoma 74136. The address of Mr. Dorwart is 124 East Fourth Street, Tulsa, Oklahoma 74103. The address of Mr. Frohlich is 1924 South Utica, Suite 1120, Tulsa, OK 74104. The address of Mr. Lakin is 7030 South Yale Avenue, Tulsa, Oklahoma 74136.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose to sell some, all or none of the securities described in this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution.

The securities held by the selling stockholder, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by the selling stockholder or other persons, or through underwriters, dealers or agents or on any exchange on which the securities described in this prospectus may from time to time be traded, in the over-the-counter markets or in independently negotiated transactions or otherwise. The methods by which the securities described in this prospectus may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

a block trade (which may involve crosses in which the same broker-dealer acts as agent on both sides) in which the broker or dealer so engaged will attempt to sell the securities as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions in accordance with the rules of the NYSE or any other applicable national securities exchange on which the securities are listed;

•

sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale, including the NYSE, in the over-the-counter markets or through a market maker or into an existing trading market (on an exchange or otherwise) for the securities;

•	underwritten transactions;

•	short sales, whether through a broker-dealer or otherwise;

•	in transactions in which broker-dealers may agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	privately negotiated transactions;

•

pledges of the securities described in this prospectus as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agents. Such transactions may be effected by the selling stockholder at fixed prices, which may be changed, market prices prevailing at the time of sale, varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholder or by agreement between the selling stockholder and any underwriters or broker-dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholder from the sale of the securities described in this prospectus will be the purchase price of the securities less discounts and commissions, if any.

If the selling stockholder utilizes a dealer in the sale of the securities, the selling stockholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be the selling stockholder’s customers or may engage in transactions with, or perform services for, the selling stockholder in the ordinary course of business.

In addition, the selling stockholder may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholder may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.

Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts resulting from any untrue or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which their securities are registered or in any preliminary prospectus or in any summary or final prospectus or in any amendment or supplement thereto, unless such liability arose from an untrue or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such selling stockholder. The selling stockholder has agreed to indemnify us against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from such untrue or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the selling stockholder furnished in writing to the Company by such selling stockholder. We and the selling stockholder may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the securities described in this prospectus against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.

The selling stockholder and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and the selling stockholder’s affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities described in this prospectus to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities described in this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

In connection with sales of the securities described in this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder also may sell securities short and deliver them to close out the short positions or loan or pledge the securities to broker-dealers that in turn may sell them.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities described in this prospectus short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities described under this prospectus may be used to cover short sales.

The selling stockholder may sell the securities held by the selling stockholder using a public auction process in which the public offering price and the allocation of the securities will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the securities offered in the auction, and subject to agreement between the selling stockholder and the underwriter or underwriters to proceed with the offering, the securities will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholder uses a public auction process to sell the securities, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

The selling stockholder or the selling stockholder’s underwriter, broker-dealer, or agent may make sales of the securities described in this prospectus that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of the selling stockholder made directly on or through the NYSE, the existing trading market for the securities, or in the over-the-counter market or otherwise.

The selling stockholder and any underwriters, broker-dealers or agents who participate in the distribution of the securities described in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent the selling stockholder is a broker-dealer, the selling stockholder is, according to SEC interpretation, an “underwriter” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholder will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities described in this prospectus may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities described in this prospectus at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in such securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

These transactions may be effected on or through the NYSE, the existing trading market for the securities described in this prospectus, or in the over-the-counter market or otherwise.

If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment. Please read “Selling Stockholder.”

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Excelerate Energy, Inc.

7,854,167 Shares of Class A Common Stock

PROSPECTUS

May 24, 2023